UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

RED CAT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	814-00175 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

370 Harbour Drive, Palmas del Mar Humacao, PR (Address of principal executive offices)	00791 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 3, 2021, our Board of Directors appointed Allan Evans to serve as our new Chief Operating Officer, effective immediately.

Dr. Allan Evans, our newly-appointed Chief Operating Officer, is a serial entrepreneur with a history of founding and leading technology innovation. He has served as Chief Executive Officer of our subsidiary, Fat Shark Holdings, Ltd. (“Fat Shark”) since 2017 and has more than a decade's worth of experience in design, engineering, and emerging technologies. From August 2017 to October 2020, Dr. Evans served as a board member for Ballast Technologies, a company that specialized in technology for location-based entertainment. In November 2012, he co-founded Avegant, a technology company focused on developing next-generation display technology to enable previously impossible augmented reality experiences. He led design, development, and initial production of the glyph head mounted display and oversaw technology research and patent strategy while serving as Chief Technology Officer of Avegant until 2016.

Dr. Evans received a PhD and M.S. degree in electrical engineering from the University of Michigan and has a B.S. degree from Michigan State University. Dr. Evans has 38 total patents that cover a range of technologies from implantable medical devices to mixed reality headsets. Academically, his work has an h-index of 14, an i-index of 24, and has been cited in almost 800 publications. He has extensive experience with new technologies, engineering, business development, and corporate strategy and his expertise in these areas strengthens the company’s collective knowledge and capabilities.

As described in our Current Report on Form 8-K filed January 13, 2021, Dr. Evans currently serves as the Chief Executive Officer of our subsidiary, Fat Shark Holdings, Ltd., under an Employment Agreement dated January 11, 2021. Following his appointment as our new COO, Mr. Evans will continue serve and be compensated in his role as CEO of Fat Shark Holdings under his existing Employment Agreement. Additional compensation for Mr. Evans’ service as our COO, if any, has not been determined at this time.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure

On June 4, 2021, we released the press release furnished herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item. 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021	RED CAT HOLDINGS, INC.

	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	President and Chief Executive Officer